                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934




                                  DECEMBER 5, 1997
-------------------------------------------------------------------------------
                          (Date of earliest event reported)



                          Miami Computer Supply Corporation
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


       OHIO                           000-21561                   31-1001529
-------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                         Identification No.)


4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO                               45429
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


                                   (937) 291-8282
-------------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)


                                    NOT APPLICABLE
-------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

    On December 5, 1997, Miami Computer Supply Corporation (the "Company"), through a newly created wholly owned subsidiary established for that purpose, closed its acquisition of BRITCO, Inc. ("BRITCO") in a merger of BRITCO with and into the wholly owned subsidiary of the Company. The underlying assets acquired primarily included cash, accounts receivable and inventories while the primary liabilities assumed included accounts payable and accrued liabilities related to the ongoing business. The purchase price for the acquisition consisted of a non-interest bearing promissory note in the amount of one million eight hundred thousand dollars ($1,800,000) maturing on January 2, 1998 and 183,333 shares of Company common stock. The Company will utilize funds from the Company's existing line of credit with National City Bank of Dayton, Ohio to pay the promissory note at its maturity.

    Other than this transaction, prior to the closing thereof, there was no material relationship between the Company and BRITCO or its affiliates.

    Prior to the date of the acquisition and subsequent thereto, BRITCO was and is engaged in the distribution of office and computer supplies in the Houston and San Antonio, Texas area.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


FINANCIAL STATEMENTS AND PRO FORMA DATA:

    The audited financial statements of BRITCO as of and for the year ended April 30, 1997 and the unaudited interim financial statements of BRITCO as of and for the three month periods ended July 31, 1997 and 1996 required by this Item are included herein on pages 7 through 12 of this Form 8-K.

    The Unaudited Pro Forma Financial Information required by this Item is included on pages 13 through 17 of this Form 8-K. The Unaudited Pro Forma Financial Information assume that the acquisition of BRITCO occurred, with respect to the September 30, 1997 balance sheet information, on September 30, 1997, and with respect to the statement of operations information at the beginning of each respective period.

    The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated for goodwill. While the Company will undertake a more in-depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

    The unaudited pro forma statement of operations reflects the effects of the purchase allocation described above and the resultant amortization and additional interest expense associated with the cash used to fund the acquisition, along with other adjustments directly attributable to the transaction.


EXHIBITS:


        Exhibit Number                       Description
        --------------                       -----------

        2 Agreement and Plan of Reorganization, dated as of November 26, 1997, by and between the Company, MCSC Texas Acquisition Corporation (a wholly owned subsidiary of the Company), BRITCO and the named stockholders of BRITCO.

         20(i) Press Release issued by the Company on December 1, 1997 with respect to the Agreement



         20(ii) Press Release issued by the Company on December 5, 1997 with respect to the closing.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             MIAMI COMPUTER SUPPLY CORPORATION



Date:  December 15, 1997     By:  /s/  MICHAEL E. PEPPEL
                                ----------------------------------
                                Michael E. Peppel
                                Vice President and
                                Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Miami Computer Supply Corporation


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Britco, Inc. at April 30, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Cincinnati, Ohio
October 22, 1997

BRITCO, INC.
BALANCE SHEET
-----------------------------------------------------------------------------------------------------


                                                                    APRIL 30,            JULY 31,
                                                                      1997                 1997
                                                                   -----------         ------------
                               ASSETS                                                   (UNAUDITED)
Current assets:
 Cash and cash equivalents                                       $     386,539        $    383,716
 Accounts receivable net of allowance for doubtful
  accounts of $73,472 and $76,608, respectively                      1,507,780           2,018,774
 Inventory                                                             412,335             448,088
 Prepaid expenses                                                       14,662              16,482
 Other assets                                                          144,854              63,433
                                                                   -----------         ------------
   Total current assets                                              2,466,170           2,930,493
Property and equipment                                                  12,844              11,938
                                                                   -----------         ------------
   Total assets                                                    $ 2,479,014         $ 2,942,431
                                                                   -----------         ------------
                                                                   -----------         ------------
                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                  $ 1,463,466         $ 1,914,851
 Accrued payroll and related liabilities                                52,850              55,100
 Accrued income and other tax liabilities                              113,668             111,613
 Other accrued liabilities                                             184,656             141,545
                                                                   -----------         ------------
   Total liabilities                                                 1,814,640           2,223,109
                                                                   -----------         ------------
Shareholders' equity:
 Common stock, par value $1.00 per share, 10,000 shares
  authorized, issued and outstanding                                    10,000              10,000
 Paid in capital                                                         5,000               5,000
 Retained earnings                                                     649,374             704,322
                                                                   -----------         ------------
   Total shareholders' equity                                          664,374              719,322
                                                                   -----------         ------------
   Total liabilities and shareholders' equity                      $ 2,479,014          $ 2,942,431
                                                                   -----------         ------------
                                                                   -----------         ------------



               The accompanying notes are an integral part of these financial statements.

                                             -7-


BRITCO, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
-------------------------------------------------------------------------------------------------------------


                                                                         THREE MONTHS        THREE MONTHS
                                                       YEAR ENDED            ENDED               ENDED
                                                        APRIL 30,           JULY 31,            JULY 31,
                                                          1997               1996                1997
                                                   ---------------    -----------------    ---------------
                                                                          (UNAUDITED)         (UNAUDITED)
Net sales                                           $ 15,721,713       $   3,468,595       $   4,452,320
Cost of goods sold                                   (13,705,034)         (2,973,936)         (3,857,070)
                                                   ---------------    -----------------    ---------------
  Gross margin                                         2,016,679             494,659             595,250
Selling, general and adminstrative expenses           (1,967,488)           (441,757)           (524,570)
Other                                                     (1,086)                942              (2,731)
                                                   ---------------    -----------------    ---------------
 Income before income taxes                               48,105              53,844              67,949
Income tax provision                                     (14,613)            (11,190)            (13,001)
                                                   ---------------    -----------------    ---------------
Net income                                                33,492              42,654              54,948
Retained earnings - beginning of period                  615,882             615,882             649,374
                                                   ---------------    -----------------    ---------------
Retained earnings - end of period                   $    649,374       $     658,536      $      704,322
                                                   ---------------    -----------------    ---------------


                   The accompanying notes are an integral part of these financial statements.

                                                  -8-


BRITCO, INC.
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------


                                                                                   THREE MONTHS     THREE MONTHS
                                                                    YEAR ENDED         ENDED           ENDED
                                                                     APRIL 30,        JULY 31,        JULY 31,
                                                                       1997             1996            1997
                                                                   ------------    ------------     -------------
                                                                                    (UNAUDITED  )     (UNAUDITED)
Cash flows from operating activities:
 Net income                                                        $  33,492        $  42,654        $  54,948
Adjustment to reconcile net income to net cash flows from
 operating activities:
 Depreciation and amortization                                         3,624              905             906
 Deferred income taxes                                               (58,492)              -               -
Changes in assets and liabilities:
 Accounts receivable                                                (207,939)          54,057        (510,994)
 Inventory                                                            45,742          (50,238)        (35,753)
 Prepaid expenses and other assets                                   (71,821)         (20,933)         79,601
 Accounts payable                                                    110,488          (25,464)        451,385
 Accrued liabilities                                                 117,475            7,323         (42,916)
                                                                   ------------    ------------     -----------
   Net cash flows from operating activities                          (27,431)           8,304          (2,823)
Cash flows from investing activities:
 Additions to property and equipment                                 (10,230)              -               -
                                                                   ------------    ------------     -----------
Net change in cash and cash equivalents                              (37,661)           8,304          (2,823)
Cash and cash equivalents at beginning of period                     424,200          424,200         386,539
                                                                   ------------    ------------     -----------
Cash and cash equivalents at end of period                        $  386,539        $ 432,504        $ 383,716
                                                                   ------------    ------------     -----------


                     The accompanying notes are an integral part of these financial statements.

BRITCO, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   THE COMPANY

     The Company is a distributor of office and computer supplies with operations in Houston and San Antonio, Texas. The Company provides office and computer products to a wide variety of customers and no one customer comprises more than 10% of sales.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash equivalents substantially consist of highly liquid securities with maturity dates of 90 days or less.

     REVENUE RECOGNITION

     Revenue is recognized upon shipment of products.

     INVENTORY

     Inventory consists of office and computer supplies and is stated at the lower of cost or fair market value. Cost is determined using the average cost method of inventory valuation.

     PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method. The provision for depreciation is based on the estimated useful lives of equipment, furniture and fixtures (three to five years).

     INCOME TAXES

     The Company records income taxes using the liability method which requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, generally all expected future events other than enactments or changes in tax law or rates are considered.

     CONCENTRATION OF CREDIT RISK AND FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and monitors credit risk using policies and procedures which management considers adequate in the circumstances. The Company generally does not require collateral for sales on credit.

     In all material respects, the carrying value of the Company's financial instruments approximates the fair values.

     INTERIM FINANCIAL STATEMENTS

     The unaudited financial statements as of and for the three months ended July 31, 1997 and 1996 have been prepared in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, these interim financial statements do not include all the disclosures required under generally accepted accounting principles. However, in the opinion of the management, the financial statements presented herein contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods indicated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These affect the reported amounts of assets, liabilities, revenues and expenses during the reporting periods. Actual results could differ from those estimated.

3.   RELATED PARTY TRANSACTIONS

     For the year ended April 30, 1997, the Company sold, at cost, goods to affiliated companies of a shareholder of the Company aggregating $213,379. Receivables related to these sales were collected prior to April 30, 1997.


4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                         APRIL 30,
                                                           1997
                                                      --------------
              Furniture and equipment                   $   86,183
              Leasehold improvements                        28,720
                                                      --------------
                                                           114,903
              Less - Accumulated depreciation             (102,059)
                                                      --------------
                                                        $   12,844
                                                      --------------
                                                      --------------


     The Company operates from leased premises under operating leases expiring within the next twelve months. Accordingly, future lease commitments are not material.

     Management expects these leases will be renewed in the ordinary course of business. Rental expense for the year ended April 30, 1997 totalled approximately $64,000.

5.   CREDIT AGREEMENT

     At April 30, 1997, the Company had an unused credit line with a bank for $500,000. Interest associated with this line of credit, if utilized, is at the bank's prime rate. No borrowings occurred on this line of credit during the year ended April 30, 1997.

6.   INCOME TAXES

     The provision (benefit) for income taxes consists of federal income taxes. State taxes are determined on a franchise basis. The provision (benefit) for income taxes is summarized below:



                                                        APRIL 30,
                                                          1997
                                                       -----------
                    Current                               $ 73,105
                    Deferred                               (58,492)
                                                       -----------
                    Total                                 $ 14,613
                                                       -----------
                                                       -----------

     The deferred income tax assets and liabilities are as follows:



                                                        APRIL 30,
                                                          1997
                                                       -----------
          Deferred income tax assets:
           Reserves and accruals not currently
           deductible                                     $ 31,476
                                                       -----------
                                                       -----------


          Deferred income tax liabilities:
           Depreciation                                   $  4,367
                                                       -----------
                                                       -----------

     Deferred tax assets and deferred tax liabilities are included in other assets and accrued income and other tax liabilities, respectively, in the
     accompanying balance sheet.   The effective tax rate did not differ
     materially from the expected statutory rate. Income taxes paid amounted to $57,935 for the year ended April 30, 1997.

                       MIAMI COMPUTER SUPPLY CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                                (In thousands)

                                             THE COMPANY        BRITCO, INC.
                                            SEPTEMBER 30,      SEPTEMBER 30,      PRO FORMA
                                                1997               1997          ADJUSTMENTS (1)  PRO FORMA
                                            -------------      -------------     -----------      ---------
Cash and cash equivalents                         $   167             $  455          $    -       $   622
Accounts receivable                                14,679              1,925               -        16,604
Inventory                                           8,210                407               -         8,617
Prepaid expenses                                      182                 69               -           251
                                            -------------      -------------     -----------      ---------
    Total current assets                           23,238              2,856               -        26,094
Property, plant and equipment                       1,495                 11              30 c)      1,536
Intangible assets                                   6,500                  -           3,224 c)      9,724
                                            -------------      -------------     -----------      ---------
    Total assets                                  $31,233             $2,867          $3,254       $37,354
                                            -------------      -------------     -----------      ---------
                                            -------------      -------------     -----------      ---------

Accounts payable                                  $ 8,373             $1,870          $    -       $10,243
Bank line of credit                                 3,553                  -           1,800 b)      5,353
Accrued liabilities                                 1,442                251               -         1,693
                                            -------------      -------------     -----------      ---------
    Total current liabilities                      13,368              2,121           1,800        17,289

Long-term debt                                        171                  -               -           171
Shareholders' equity                               17,694                746           1,454 a)     19,894
                                            -------------      -------------     -----------      ---------
    Total liabilities and shareholders'
        equity                                    $31,233             $2,867          $3,254       $37,354
                                            -------------      -------------     -----------      ---------
                                            -------------      -------------     -----------      ---------


                        See notes to unaudited pro forma financial information.

                                     MIAMI COMPUTER SUPPLY CORPORATION

                                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                        YEAR ENDED DECEMBER 31, 1996
                              (In thousands except share and per share data)

                                                           THE                       PRO FORMA
                                                         COMPANY    BRITCO, INC.    ADJUSTMENTS     PRO FORMA
                                                       ----------   ------------    -----------     ---------
Net sales                                              $   63,428        $14,913     $        -     $  78,341
                                                       ----------   ------------    -----------     ---------
Cost of sales                                              52,061         12,891              -        64,952
Selling, general and administrative expenses                9,171          1,910             87  2)    11,168
                                                       ----------   ------------    -----------     ---------
    Total operating expenses                               61,232         14,801             87        76,120
                                                       ----------   ------------    -----------     ---------

Operating income                                            2,196            112            (87)        2,221

Interest expense                                              312             -             144  3)       456

Other (income) expense                                         11             (2)             -             9
                                                       ----------   ------------    -----------     ---------

Income before income taxes                                  1,873            114           (231)        1,756

Provision for income taxes                                    756             36            (60) 4)       732
                                                       ----------   ------------    -----------     ---------
    Net income                                         $    1,117        $    78     $     (171)    $   1,024
                                                       ----------   ------------    -----------     ---------
Earnings per share                                     $      .44                                   $     .38
                                                       ----------                                   ---------
Average shares outstanding                              2,532,399                       183,333 5)  2,715,732
                                                       ----------                   -----------     ---------


                        See notes to unaudited pro forma financial information.

                   MIAMI COMPUTER SUPPLY CORPORATION

              UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  NINE MONTHS ENDED SEPTEMBER 30, 1997
            (In thousands except share and per share data)


                                  THE                    PRO FORMA
                                COMPANY   BRITCO, INC.  ADJUSTMENTS  PRO FORMA
                               ---------  ------------  ----------   ----------

Net sales                     $   71,351  $ 12,852     $        -    $   84,203
                               ---------  ------------  ----------    ----------
Cost of sales                     58,616    11,027              -        69,643
Selling, general and
 administrative expenses          10,122     1,683            65  2)     11,870
                               ---------  ------------  ----------    ----------
   Total operating expenses       68,738    12,710            65         81,513
                               ---------  ------------  ----------    ----------
Operating income                   2,613       142           (65)         2,690
Interest expense                      76         -           108  3)        184
Other (income) expense               (30)        8             -            (22)
                               ---------  ------------  ----------    ----------
Income before income taxes         2,567       134          (173)         2,528
Provision for income taxes         1,050        52           (45) 4)      1,057
                               ---------  ------------  ----------    ----------
   Net income                 $    1,517  $     82     $    (128)    $    1,471
                               ---------  ------------  ----------    ----------
   Earnings per share         $      .41                             $      .38
                               ---------                              ----------
Average shares outstanding     3,693,573                 137,500  5)  3,831,073
                               ---------                ----------    ----------




               See notes to unaudited pro forma financial information.

                       MIAMI COMPUTER SUPPLY CORPORATION

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       NINE MONTHS ENDED SEPTEMBER 30, 1996
                  (In thousands except share and per share data)




                                THE                     PRO FORMA
                               COMPANY   BRITCO, INC.   ADJUSTMENTS  PRO FORMA
                               ---------  ------------  ----------   ----------

Net sales                     $   44,070  $    11,099   $        -   $   55,169
                               ---------  ------------  ----------   ----------
Cost of sales                     35,943        9,601            -       45,544
Selling, general and
 administrative expenses           6,341        1,421           65 2)     7,827
                               ---------  ------------  ----------   ----------
   Total operating expenses       42,284       11,022           65       53,371
                               ---------  ------------  ----------   ----------
Operating income                  1,786            77          (65)       1,798

Interest expense                    244             -          108 3)       352

Other (income) expense              (18)           (6)           -          (24)
                               ---------  ------------  ----------   ----------
Income before income taxes         1,560           83         (173)       1,470

Provision for income taxes           647           23          (45)4)       625
                               ---------  ------------  ----------   ----------
   Net income                 $      913  $        60   $     (128)  $      845
                               ---------  ------------  ----------   ----------
   Earnings per share         $      .38                             $      .33
                               ---------                             ----------
Average shares outstanding     2,388,000                   137,500 5) 2,525,500
                               ---------                ----------   ----------




                   See notes to unaudited pro forma financial information.

                       MIAMI COMPUTER SUPPLY CORPORATION

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION



1)   The unaudited pro forma balance sheet has been adjusted to reflect:

          a) The issuance of $2.2 million of the Company's common stock, reduced by the elimination of Britco, Inc.'s stockholders' equity of $746.

          b)  The Company's use of $1.8 million under its bank line of credit;
              and

          c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

2) To adjust for increased depreciation arising from the step up of property and equipment to its estimated fair value and to reflect amortization of goodwill over an estimated useful life of 40 years.

3) To reflect increased interest expense based on the assumed use of the Company's bank line of credit to fund the cash portion of the purchase price at 8% per annum.

4) To reflect the tax benefit of increased depreciation and interest expense at an estimated effective rate of 40%.

5) To reflect the impact of the additional shares issued pursuant to the transaction and the resultant impact on average shares outstanding.